Exhibit 10.2

January 26, 2021

VIA ELECTRONIC DELIVERY

James N. Woody, M.D., Ph.D.

Chief Executive Officer

Ozan Pamir

Chief Financial Officer

180 Life Sciences Corp.

830 Menlo Avenue, Suite 100

Menlo Park, CA 94025

Re: Follow-On Offering

Gentlemen:

The purpose of this engagement letter is to outline our agreement in principle pursuant to which Maxim Group LLC (“Maxim”) will act as the sole managing underwriter and sole book runner in connection with the proposed follow-on public offering (the “Offering”) of common stock and/or units consisting of common stock and warrants (“Securities”) of 180 Life Sciences Corp., Inc. (collectively, with its subsidiaries the “Company”), company, on a “firm commitment” basis.

This engagement letter states certain conditions and assumptions upon which the Offering is premised. However, except as expressly provided for herein, this engagement letter is not intended to be a binding legal document, with the exception of those specific sections of this engagement letter that are agreed to be binding. All references in this engagement letter to dollars or $ shall mean United States dollars.

The terms of our agreement in principle are as follows:

1. The Company hereby engages Maxim, for the period beginning on the date hereof and ending on June 30, 2021 (the “Engagement Period”), to act as the Company’s financial advisor, sole managing underwriter and sole book runner in connection with the proposed Offering or any other equity financing. During the Engagement Period or until the consummation of the Offering, and as long as Maxim is proceeding in good faith with preparations for the Offering, the Company agrees not to solicit, negotiate with or enter into any agreement with any other source of financing (whether equity, debt (excluding commercial debt) or otherwise), any underwriter, potential underwriter, placement agent, financial advisor or any other person or entity in connection with an offering of the Company’s securities or any other financing by the Company without the express written consent of Maxim. In the event the Company has not had its Registration Statement approved by the Commission (as referenced herein) as of the end of the Engagement Period, the Engagement Period shall be extended automatically for an additional 60-day period upon the approval from the Commission (as referenced herein). It is further understood and agreed that during the Engagement Period, the Company and Maxim may mutually determine that instead of proceeding with the proposed Offering, the Company may alternatively proceed with a different offering of its equity, equity-linked, warrants, convertible or debt securities (“Alternative Transaction”). In such an event, Maxim’s exclusivity enumerated in this agreement shall still apply, and all fees, expenses and rights detailed in this letter of engagement shall apply to the Alternative Transaction. It is further understood that if the Company proceeds with a private offering and Maxim presents terms that either (i) do not reflect an equity offering, (ii) provide for warrant coverage that is either greater than 100% coverage or involves non-“plain vanilla” warrants,or (iii) propose a 20% or greater discount to market, the Company shall then have the right to terminate this engagement letter upon ten days’ notice, subject to the provisions of this engagement letter that are intended to survive (the “Termination Right”).

Members FINRA & SIPC

405 Lexington Ave. * New York, NY 10174 * tel (212) 895-3500 * (800) 724-0761 * fax (212) 895-3783 * www.maximgrp.com

180 Life Sciences Corp. January 2021 Page 2

2. The Offering shall consist of the sale of up to $25.0 million worth of Securities. Maxim will act as sole managing underwriter and sole book runner of the Offering an underwriting syndicate, subject to, among other things, completion of Maxim’s due diligence examination of the Company and its affiliates and the execution of a definitive underwriting agreement between the Company and Maxim in connection with the Offering (the “Underwriting Agreement”) and other customary documentation. In the event Maxim is not satisfied with its due diligence inquiry, Maxim shall notify the Company and this agreement and all of the Company’s continuing obligations hereunder shall terminate.

3. The actual size of the Offering, the precise number of Securities to be offered by the Company, and the offering price per Security shall be the subject of continuing negotiations between the Company and Maxim and will depend upon the capitalization of the Company (at the time of the Offering) being acceptable to Maxim, general market and economic conditions, a review and finalization of audited financial statements and formal financial projections of the Company, as well as other factors which Maxim deems relevant in its discretion. Maxim may: (i) with the Company’s approval (not to be unreasonably withheld, conditioned or delayed), create an underwriting syndicate for the Offering comprised of broker-dealers who are members of the Financial Industry Regulatory Authority (“FINRA”),

(ii) rely on soliciting dealers who are FINRA members to participate in placing a portion of the Offering and/or (iii) offer Securities to such dealers at less than the public Offering price.

4. The Underwriting Agreement will provide that the Company will grant to Maxim an option, exercisable within 45 days after the closing of the Offering (the “Closing”), to acquire up to an additional 15.0% of the total number of Securities to be offered by the Company, solely for the purpose of covering over-allotments (the “Over-allotment Securities”).

5. An underwriting discount or spread of seven percent (7.0%) of the public offering price shall be provided to Maxim. Upon the execution of this engagement letter, the Company shall deliver to Maxim, an amount of $25,000 (by check or wire transfer of immediately available funds) as an advance against reasonably anticipated out-of-pocket expenses, which shall be applied towards such underwriting discount (the “Initial Advance”). An additional $15,000 (collectively, with the Initial Advance, the “Advance”) will be paid to Maxim (by check or wire transfer of immediately available funds) concurrently with the filing of the Registration Statement (referred to herein in Paragraph 6) with the Securities and Exchange Commission and shall also be applied towards such underwriting discount. However, in the event this agreement is terminated prior to completion of the Offering, Maxim shall return any portion of the Advance not used to pay its accountable out-of-pocket expenses actually incurred.

6. The Company shall, as soon as practicable following the date hereof, prepare and file with the Securities and Exchange Commission (the “Commission”) and the appropriate state securities authorities, a Registration Statement on Form S-1 or relevant filing form (the “Registration Statement”) under the Securities Act of 1933, as amended (the “Act”), and a prospectus included therein (the “Prospectus”) covering the Securities to be sold in the Offering, the Over-allotment Securities and the shares of Common Stock underlying the Underwriter’s Warrants (as defined below). The Registration Statement (including the Prospectus therein), and all amendments and supplements thereto, will be in form reasonably satisfactory to the Company and the Company’s counsel, and to Maxim and counsel to Maxim, and will contain such interim and other financial statements and schedules as may be required by the Act and rules and regulations of the Commission thereunder. Maxim and its counsel shall be given the opportunity to make such review and investigation in connection with the Registration Statement and the Company as they deem desirable. The Company intends to use the proceeds of the Offering for its working capital needs and requirements, and shall be described in the Prospectus as is customarily required by the SEC.

Members FINRA & SIPC

405 Lexington Ave. * New York, NY 10174 * tel (212) 895-3500 * (800) 724-0761 * fax (212) 895-3783 * www.maximgrp.com

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7. The Registration Statement filing will include as an exhibit a proposed form of Underwriting Agreement. The final Underwriting Agreement will be in form satisfactory to the Company and Maxim and will include indemnification provisions and other terms and conditions customarily found in underwriting agreements for public offerings. Without limiting the generality of the foregoing, the Underwriting Agreement shall contain customary representations and warranties of the Company and shall further provide that: (i) the Company, the Company’s directors and officers as of the effective date of the Registration Statement (and all holders of securities exercisable for or convertible into shares of Common Stock) shall enter into customary “lock-up” agreements in favor of Maxim pursuant to which such persons and entities shall agree, for a period of ninety (90) days after the Offering is completed, that they shall neither offer, issue, sell, contract to sell, encumber, grant any option for the sale of or otherwise dispose of any securities of the Company without Maxim’s prior written consent, including the issuance of shares of Common Stock upon the exercise of currently outstanding options approved by Maxim and (ii) upon the Closing, for a period of twelve (12) months from the Closing, the Company, or any successor to or any subsidiary of the Company, will grant Maxim the right of first refusal under the terms set forth in Paragraph 14 of this engagement letter.

8. Concurrently with or as soon as practicable after the filing of the Registration Statement with the Commission, the Company shall make all necessary state “blue sky” securities law filings with respect to the Securities to be sold in the Offering (including the Over-allotment Securities). The Company and Maxim will cooperate in obtaining the necessary approvals and qualifications in such states as Maxim deems necessary and/or desirable.

9. The Company shall be responsible for and pay all expenses relating to the Offering, including, without limitation, all filing fees and communication expenses relating to the registration of the Securities to be sold in the Offering (including the Over-allotment Securities) with the Commission and the filing of the offering materials with FINRA; all fees and expenses relating to the listing of such Securities on such stock exchange as the Company and Maxim together determine; all reasonable fees, expenses and disbursements relating to background checks of the Company’s officers and directors; all fees, expenses and disbursements relating to the registration or qualification of such Securities under the “blue sky” securities laws of such states and other jurisdictions as Maxim may reasonably designate (including, without limitation, all filing and registration fees, and the fees and disbursements of Maxim’s counsel for such counsel’s participation in the “blue sky’ and stock exchange listing process; the costs of all mailing and printing of the underwriting documents (including the Underwriting Agreement, any Blue Sky Surveys and, if appropriate, any Agreement Among Underwriters, Selected Dealers’ Agreement, Underwriters’ Questionnaire and Power of Attorney), Registration Statements. Prospectuses and all amendments, supplements and exhibits thereto and as many preliminary and final Prospectuses as Maxim may reasonably deem necessary; the costs and expenses of the public relations firm referred to in Paragraph 13(i) hereof; the costs of preparing, printing and delivering certificates representing such Securities; fees and expenses of the transfer agent for such Securities; stock transfer taxes, if any, payable upon the transfer of securities from the Company to Maxim; the fees and expenses of the Company’s accountants and the fees and expenses of the Company’s legal counsel and other agents and representatives. Upon Maxim’s request, the Company shall provide funds to pay all such fees, expenses and disbursements in advance. For the sake of clarity, it is understood and agreed that (i) the Company shall be responsible for Maxim’s legal costs detailed in this Paragraph 9 irrespective of whether the Offering is consummated or not, and (ii) the maximum amount of legal fees, costs and expenses incurred by Maxim that the Company shall be responsible for shall not exceed $100,000 (though the amount shall be $60,000 if the Company proceeds with a private placement Alternative Transaction) in the event of a Closing of the Offering, and shall not exceed $40,000 (inclusive of the Advance) in the event that there is not a Closing of the Offering, provided, however, that if the letter of engagement is terminated by the Company pursuant to the Termination Right, the expenses shall not exceed $25,000.

Members FINRA & SIPC

405 Lexington Ave. * New York, NY 10174 * tel (212) 895-3500 * (800) 724-0761 * fax (212) 895-3783 * www.maximgrp.com

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10. While the Commission is reviewing the Registration Statement, Maxim may plan and arrange one or more “road show” marketing trips for the Company’s management to meet with prospective investors. Such trips will include visits to a number of prospective institutional and retail investors. The Company shall pay for all expenses, including, without limitation, travel and lodging expenses, associated with such trips. During the 45-day period prior to the filing of the Registration Statement with the Commission, and at all times thereafter prior and following to the effectiveness of the Registration Statement, the Company and its officers, directors and related parties will abide by all rules and regulations of the Commission relating to public offerings, including, without limitation, those relating to public statements (i.e., “gun jumping”) and disclosures of material non-public information.

11. At such time as the Company and Maxim are mutually satisfied that it is appropriate to commence the Offering, the final terms of the Underwriting Agreement will be negotiated and the Company and Maxim will request the Commission to make the Registration Statement effective.

12. [This section is intentionally blank.]

13. The Offering shall be conditioned upon, among other things, the following:

a. Satisfactory completion by Maxim of its due diligence investigation and analysis of: (i) the Company’s arrangements with its officers, directors, employees, affiliates, customers and suppliers, (ii) the audited historical financial statements of the Company as required by the SEC (including any relevant stub periods), and (iii) the Company’s projected financial results for the fiscal years ending December 31, 2020 through 2024;

b. The execution by the Company and Maxim of a definitive Underwriting Agreement containing all applicable terms and conditions provided for in this engagement letter;

c. The Company meeting the criteria necessary for inclusion of the Common Stock on the NASDAQ Global, NASDAQ Capital Market, NYSE or the NYSE Amex and seeking and using its best efforts to maintain such listing for a period of at least three years after the Closing; the Company acknowledges that based on its connection to the cannabis industry, the risk of the Company failing to meet the criteria for listing may be higher;

d. Neither the Company nor any of its affiliates has, either prior to the initial filing or the effective date of the Registration Statement, made any offer or sale of any securities which are required to be “integrated” pursuant to the Act or the regulations thereunder with the offer and sale of the Securities pursuant to the Registration Statement;

e. The Company’s registration of the Common Stock under the provisions of Paragraph 12(b) or (g), as applicable, of the Securities Exchange Act of 1934 on or prior to the effective date of the Offering;

Members FINRA & SIPC

405 Lexington Ave. * New York, NY 10174 * tel (212) 895-3500 * (800) 724-0761 * fax (212) 895-3783 * www.maximgrp.com

180 Life Sciences Corp. January 2021 Page 5

f. The Company retaining a nationally recognized, PCAOB registered firm of independent certified public accountants acceptable to Maxim and the Company, which will have responsibility for the preparation of the financial statements and the financial exhibits, if any, to be included in the Registration Statement, it being agreed that the Company will continue to engage a nationally recognized, PCAOB registered accounting firm of comparable quality (as may be determined by the Company’s audit committee) for a period of at least three years after the Closing;

g. The Company retaining a financial printer acceptable to Maxim to handle the printing and related aspects of the Offering;

h. The Company retaining a transfer agent for the Company’s Common Stock reasonably acceptable to Maxim and continuing to retain such transfer agent for a period of two (2) years after the Closing;

i. In the event the Offering is consummated, the Company engaging a financial public relations firm or firms reasonably acceptable to Maxim, which firm shall be experienced in assisting issuers in public offerings of securities and in their relations with their security holders, and continuing to retain such firm for a period of two years after the Closing; and

14. Upon the Closing of an Offering, for a period of twelve (12) months from such Closing, the Company grants Maxim the right of first refusal to act as a sole managing underwriter and sole bookrunner for any and all future public and private equity, equity-linked, convertible and debt offerings (each a “Future Financing”) during such twelve (12) months period of the Company, or any successor to or any subsidiary of the Company.

15. Except as provided in Paragraph 1 hereof, this Paragraph 15 and Paragraphs 16, 17, 18, 19, 20, 21, 22 and 23 (and Exhibit A attached hereto) hereof (which Paragraphs are intended be legally binding and enforceable on and against the Company and Maxim, and to survive termination of this agreement), this engagement letter is not intended to be a binding legal document, as the agreement between the parties hereto on these matters will be embodied in the Underwriting Agreement. Until the Underwriting Agreement has been finally negotiated and signed, but subject to the last sentence of this Paragraph, Maxim may at any time terminate its participation in the proposed transactions and it shall have no liability to the Company. Upon the expiration of Engagement Period, the parties agree that :

a. The Company agrees to reimburse Maxim for, or otherwise pay and bear, the reasonable expenses and fees to be paid and borne by the Company as provided for and subject to the provisions of Paragraphs 9 and 10 above and to reimburse Maxim for the full amount of its accountable expenses incurred to such date (exclusive of legal fees and disbursements incurred), including but not limited to travel, lodging and other “road show” expenses, mailing, printing and reproduction expenses, and any expenses incurred by Maxim in conducting its due diligence), and alsoto reimburse Maxim for all fees and disbursements incurred Maxim’s counsel (subject to the limitations set forth in paragraph 9 above), less any Advance and amounts previously paid to Maxim in reimbursement for such expenses; and

b. If the Engagement Period ends prior to consummation of the Offering (other than a termination for “Cause,” as defined below), then if within twelve (12) months following such termination, the Company completes any financing of equity, equity-linked or debt or other capital raising activity (other than the exercise by any person or entity of any options, warrants or other convertible securities) with any of the investors contacted or introduced by Maxim during Engagement Period, then the Company will pay Maxim upon the closing of such financing the compensation equivalent to that set for in Paragraphs 5 and 12. “Cause,” for the purpose of this agreement, shall mean, as determined by a court of competent jurisdiction, Mazim’s gross negligence, willful misconduct, or material breach of this agreement, after being notified in writing of such conduct, and not curing such alleged conduct within ten (10) days of notification.

Members FINRA & SIPC

405 Lexington Ave. * New York, NY 10174 * tel (212) 895-3500 * (800) 724-0761 * fax (212) 895-3783 * www.maximgrp.com

180 Life Sciences Corp. January 2021 Page 6

16. The Company represents and warrants to Maxim that the entry into this engagement letter or the any other action of the Company in connection with the proposed Offering will not violate any agreement between the Company and any other underwriter.

17. The Company agrees that it will not issue press releases or engage in any other publicity, without Maxim’s prior written consent, commencing on the date hereof and continuing for a period of forty five (45) days from Closing of the Offering, other than normal and customary releases issued in the ordinary course of the Company’s business. The Company covenants to adhere to all “gun jumping” and “quiet period” rules and regulations of the Commission prior to, during and following the filing of the Registration Statement and the consummation of the Offering.

18. During the Engagement Period or until the Closing, the Company agrees to cooperate with Maxim and to furnish, or cause to be furnished, to Maxim, any and all information and data concerning the Company, its subsidiaries and the Offering that Maxim deems appropriate, including, without limitation, the Company’s acquisition plans and plans for raising capital or additional financing (the “Information”). The Company shall provide Maxim reasonable access during normal business hours from and after the date of execution of this agreement until the date of the Closing to all of the Company’s and its subsidiaries assets, properties, books, contracts, commitments and records and to the Company’s and its subsidiaries officers, directors, employees, appraisers, independent accountants, legal counsel and other consultants and advisors. The Company represents and warrants to Maxim that all Information: (i) made available by the Company to Maxim or its agents, representatives and any potential syndicate or selling group member, (ii) contained in any preliminary or final Prospectus prepared by the Company in connection with the Offering, and (iii) contained in any filing by the Company with any court or governmental regulatory agency, commission or instrumentality, will be complete and correct in all material respects and will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein not misleading in the light of the circumstances under which such statements are made. The Company further represents and warrants to Maxim that all such Information will have been prepared by the Company in good faith and will be based upon assumptions which, in light of the circumstances under which they were made, are reasonable. The Company acknowledges and agrees that in rendering its services hereunder, Maxim will be using and relying on such information (and information available from public sources and other sources deemed reliable by Maxim) without independent verification thereof by Maxim or independent appraisal by Maxim of any of the Company’s assets. The Company acknowledges and agrees that this engagement letter and the terms hereof are confidential and will not be disclosed to anyone other than the stockholders, officers and directors of the Company and the Company’s accountants and legal counsel. Except as contemplated by the terms hereof or as required by applicable law, Maxim shall keep strictly confidential and not use for any purpose except in connection with the Offering all non-public Information concerning the Company provided to Maxim. No obligation of confidentiality shall apply to Information that: (a) is in the public domain as of the date hereof or hereafter enters the public domain without a breach by Maxim, (b) was known or became known by Maxim prior to the Company’s disclosure thereof to Maxim, (c) becomes known to Maxim from a source other than the Company, and other than by the breach of an obligation of confidentiality owed to the Company, (d) is disclosed by the Company to a third party without restrictions on its disclosure or (e) is independently developed by Maxim.

Members FINRA & SIPC

405 Lexington Ave. * New York, NY 10174 * tel (212) 895-3500 * (800) 724-0761 * fax (212) 895-3783 * www.maximgrp.com

180 Life Sciences Corp. January 2021 Page 7

19. Company represents that it will use its commercially reasonable best efforts to use Maxim’s Corporate Services Department with respect to the Company’s stock option incentive program.

20. This engagement letter shall be deemed to have been made and delivered in New York City and both this engagement letter and the transactions contemplated hereby shall be governed as to validity, interpretation, construction, effect and in all other respects by the internal laws of the State of New York, without regard to the conflict of laws principles thereof.

21. The Company agrees that any and all decisions, acts, actions, or omissions with respect to the Offering shall be the sole responsibility of the Company, and that the performance by Maxim of services hereunder will in no way expose Maxim to any liability for any such decisions, acts, actions or omissions of the Company.

22. Maxim reserves the right to reduce any item of its compensation or adjust the terms thereof as specified herein in the event that a determination and/or suggestion shall be made by FINRA to the effect that the underwriters’ aggregate compensation is in excess of FINRA rules or that the terms thereof require adjustment; provided, however, the aggregate compensation otherwise to be paid to the underwriters by the Company may not be increased above the amounts stated herein without the approval of the Company.

23. Maxim and the Company: (i) agree that any legal suit, action or proceeding arising out of or relating to this engagement letter and/or the transactions contemplated hereby shall be instituted exclusively in New York Supreme Court, County of New York, or in the United States District Court for the Southern District of New York, (ii) waive any objection which they may have or hereafter to the venue of any such suit, action or proceeding, and (iii) irrevocably consent to the jurisdiction of the New York Supreme Court, County of New York, and the United States District Court for the Southern District of New York in any such suit, action or proceeding. The parties hereby expressly waive all rights to trial by jury in any suit, action or proceeding arising under this agreement. Maxim and the Company further agree to accept and acknowledge service of any and all process which may be served in any such suit, action or proceeding in the New York Supreme Court, County of New York, or in the United States District Court for the Southern District of New York and agree that service of process upon the Company sent by certified mail or private carrier (Federal Express, UPS or equivalent) to the Company’s address shall be deemed in every respect effective service of process upon the Company, in any such suit, action or proceeding, and service of process upon Maxim mailed by certified mail to Maxim’s address shall be deemed in every respect effective service process upon Maxim, in any such suit, action or proceeding. Notwithstanding any provision of this engagement letter to the contrary, the Company agrees that neither Maxim nor its affiliates, and the respective officers, directors, employees, agents and representatives of Maxim, its affiliates and each other person, if any, controlling Maxim or any of its affiliates, shall have any liability (whether direct or indirect, in contract or tort or otherwise) to the Company for or in connection with the engagement and transaction described herein except for any such liability for losses, claims, damages or liabilities incurred by us that are finally judicially determined to have resulted from the bad faith or gross negligence of such individuals or entities. Maxim will act under this engagement letter as an independent contractor with duties to the Company. Because Maxim will be acting on the Company’s behalf in this capacity, it is Maxim’s practice to receive indemnification. A copy of Maxim’s standard indemnification form is attached to this engagement letter as Exhibit A.

(Signature Page and Exhibit A Follows)

Members FINRA & SIPC

405 Lexington Ave. * New York, NY 10174 * tel (212) 895-3500 * (800) 724-0761 * fax (212) 895-3783 * www.maximgrp.com

180 Life Sciences Corp. January 2021 Page 8

We are delighted at the prospect of continuing our working relationship with you. If you are in agreement with the foregoing, please execute and return two copies of this engagement letter to the undersigned together with payment for the Initial Advance in the amount of $25,000. This engagement letter may be executed in counterparts and by facsimile transmission.

Yours truly,

MAXIM GROUP LLC

By:	/s/ Lawrence C. Glassberg
Name: Lawrence C. Glassberg
Title: Senior Managing Director, Investment Banking

By:	/s/ Clifford A. Teller
Name: Clifford A. Teller
Title: Executive Managing Director and Head of Investment Banking

ACCEPTED AND AGREED TO AS OF
THE DATE FIRST ABOVE WRITTEN:

180 LIFE SCIENCES CORP.

By:	/s/ James N. Woody MD PhD
Name: James N. Woody MD PhD
Title: CEO 180 Life Sciences Corp.

(Signature Page to Engagement Letter)

(Indemnification Letter Begins on Next Page)

Members FINRA & SIPC

405 Lexington Ave. * New York, NY 10174 * tel (212) 895-3500 * (800) 724-0761 * fax (212) 895-3783 * www.maximgrp.com

180 Life Sciences Corp. January 2021 Page 9

EXHIBIT A

INDEMNIFICATION PROVISIONS

In connection with the engagement letter to which this Exhibit A is attached (the “Engagement Letter”), the Company (the “Indemnitor”) agrees to indemnify and hold harmless Maxim and its affiliates, and the respective officers, directors, employees, agents and representatives of Maxim, its affiliates and each other person, if any, controlling Maxim or any of its affiliates (Maxim and each such other person being an “Indemnified Person”) from and against any losses, claims, damages or liabilities related to, arising out of or in connection with the engagement (the “Engagement”) under the Engagement Letter, and will reimburse each Indemnified Person for all reasonable expenses (including reasonable fees and expenses of counsel) as they are incurred in connection with investigating, preparing, pursuing or defending any action, claim, suit, investigation or proceeding related to, arising out of or in connection with the Engagement, whether or not pending or threatened and whether or not any Indemnified Person is a party. The Indemnitor will not, however, be responsible for any losses, claims, damages or liabilities (or expenses relating thereto) that are judicially determined in a judgment not subject to appeal to have resulted from the bad faith or, gross negligence or intentional misconduct of any Indemnified Person.

The Indemnitor will not, without Maxim’s prior written consent, settle, compromise, consent to the entry of any judgment in or otherwise seek to terminate any action, claim, suit or proceeding in respect of which indemnification may be sought hereunder (whether or not any Indemnified Person is a party thereto) unless such settlement, compromise, consent or termination includes a release of each Indemnified Person from any liabilities asserted against such Indemnified Person arising out of such action, claim, suit or proceeding. No Indemnified Person seeking indemnification, reimbursement or contribution under this agreement will, without the prior written consent of the Indemnitor, settle, compromise, consent to the entry of any judgment in or otherwise seek to terminate any action, claim, suit, investigation or proceeding referred to in the preceding paragraph.

If the indemnification provided for in the first paragraph of this Exhibit A is judicially determined to be unavailable (other than in accordance with the second sentence of the first paragraph hereof) to an Indemnified Person in respect of any losses, claims, damages or liabilities referred to herein, then, in lieu of indemnifying such Indemnified Person hereunder, the Indemnitor shall contribute to the amount paid or payable by such Indemnified Person as a result of such losses, claims, damages or liabilities (and expense relating thereto): (i) in such proportion as is appropriate to reflect the relative benefits to the applicable Indemnified Person, on the one hand, and the Indemnitor, on the other hand, of the Engagement or (ii) if the allocation provided by clause (i) above is not available, in such proportion as is appropriate to reflect not only the relative benefits referred to in such clause (i) but also the relative fault of each of the applicable Indemnified Person and the Indemnitor, as well as any other relevant equitable considerations; provided, however, that in no event shall any Indemnified Person’s aggregate contribution to the amount paid or payable exceed the aggregate amount of fees actually received by Maxim under the Engagement Letter. Assuming that the Indemnitor have fully satisfied or agreed to satisfy the amount of their obligations provided for herein to the Indemnified Persons, and have agreed that the Indemnified Persons shall have no further liabilities in connection therewith, then the Indemnitor may take control of any pending action or litigation in order to reduce the expenses in connection therewith. For the purposes of this Exhibit A, the relative benefits to the Indemnitor and the applicable Indemnified Person of the Engagement shall be deemed to be in the same proportion as: (a) the total net value paid or contemplated to be paid or received by the Indemnitor and its affiliates (including the Company’s stockholders), as the case may be, in the transaction or transactions that are the subject of the Engagement, whether or not any such transaction is consummated, bears to (b) the fees paid to Maxim in connection with the Engagement.

Members FINRA & SIPC

405 Lexington Ave. * New York, NY 10174 * tel (212) 895-3500 * (800) 724-0761 * fax (212) 895-3783 * www.maximgrp.com

180 Life Sciences Corp. January 2021 Page 10

Procedure. Upon obtaining knowledge of any claim which may give rise to indemnification not involving a Third Party Claim, the Indemnified Person shall, as promptly as practicable following the date the Indemnified Person has obtained such knowledge, give written notice (which may be delivered by facsimile transmission, with confirmation of receipt by the receiving party) of such claim for which indemnification is sought (each, a “Claim”) to the Indemnitor, but no failure to give such notice shall relieve the Indemnitor of any liability hereunder (except to the extent that the Indemnitor have suffered actual, irreversible and material economic prejudice thereby). The Indemnified Person, at its cost, shall furnish to the Indemnitor in good faith and in reasonable detail such information as the Indemnified Person may have with respect to such Claim and shall, to the extent practicable, cooperate in the defense of the Claim.

Promptly after receipt by an Indemnified Person of notice of the commencement of any action, suit or proceeding involving a Claim by a third party (each, a “Third Party Claim”) against it, such Indemnified Person will give written notice to the Indemnitor of the commencement of such Third Party Claim, and shall give the Indemnitor such information with respect thereto as the Indemnitor may reasonably request, but no failure to give such notice shall relieve the Indemnitor of any liability hereunder (except to the extent the Indemnitor has suffered, actual, irreversible and material economic prejudice thereby). The Indemnitor shall have the right, but not the obligation, to assume the defense and control the settlement of such Third Party Claim, at their cost and expense (and not as a reduction in the amount of indemnification available hereunder), using counsel selected by the Indemnitor and reasonably acceptable to the Indemnified Person. If the Indemnitor satisfies the requirements of this Exhibit A and desire to exercise our right to assume the defense and control the settlement of such Third Party Claim, the Indemnitor shall give written notice (the “Notice”) to the Indemnified Person within fourteen (14) calendar days of the Indemnified Person furnishing to Indeminitors reasonable detail of all the facts and circumstanced giving rise to the Third Party Claim and receipt of notice from the Indemnified Person of the commencement of or assertion of any Third Party Claim stating that the Indemnitor shall be responsible for such Third Party Claim. Notwithstanding the foregoing, the Indemnified Person shall have the right: (i) to assume the defense and control the settlement of a Third Party Claim and (ii) to employ separate counsel at our reasonable expense (provided that the Indemnitor shall not be required to reimburse the expenses and costs of more than one law firm) and control its own defense of a Third Party Claim if (x) the named parties to any such action (including any impleaded parties) include both the Indemnified Person and us, and the Indemnified Person shall have been advised by counsel that there are one or more legal or equitable defenses available to the Indemnified Person that are different from and in conflict with those available to the Indemnitor or (y) the Indemnitor may not be able to satisfy fully such Third Party Claim. In addition, if the Indemnitor fails to give the Indemnified Person the Notice in accordance with the terms hereof, the Indemnified Person shall have the right to assume control of the defense of and settle the Third Party Claim and all costs incurred in connection therewith shall constitute damages of the Indemnified Person. For the avoidance of doubt, the Indemnitor acknowledges that it will advance any retainer fees required by legal counsel to an Indemnified Person simultaneously with the engagement by such Indemnified Person of such counsel, it being understood and agreed that the amount of such retainer shall not exceed $20,000 and that such retainer shall be credited to fees incurred with the balance (if any) refundable to the Indemnitor.

If at any time after the Indemnitor assumes the defense of a Third Party Claim, any of the conditions set forth in the paragraph above are no longer satisfied, the Indemnified Person shall have the same rights as set forth above as if the Indemnitor never assumed the defense of such claim.

Notwithstanding the foregoing, the Indemnitor or the Indemnified Person, as the case may be, shall have the right to participate, at the Indemnitor’s or the Indemnified Person’s own expense, in the defense of any Third Party Claim that the other party is defending.

Members FINRA & SIPC

405 Lexington Ave. * New York, NY 10174 * tel (212) 895-3500 * (800) 724-0761 * fax (212) 895-3783 * www.maximgrp.com

180 Life Sciences Corp. January 2021 Page 11

If the Indemnitor assumes the defense of any Third Party Claim in accordance with the terms hereof, the Indemnitor shall have the right, upon 20 calendar days’ prior written notice to the Indemnified Person, to consent to the entry of judgment with respect to, or otherwise settle such Third Party Claim; provided, however, that with respect to such consent to the entry of judgment or settlement, the Indemnified Person will not have any liability and will be fully released with respect to all Third Party Claims. Notwithstanding the foregoing, the Indemnitor shall not have the right to consent to the entry of judgment with respect to, or otherwise settle a Third Party Claim if: (i) the consent to judgment or settlement of such Third Party Claim involves equitable or other non-monetary damages against the Indemnified Person, or (ii) without the prior written consent of the Indemnified Person. In addition, the Indemnified Person shall have the sole and exclusive right to settle any Third Party Claim on such terms and conditions as it deems reasonably appropriate to the extent such Third Party Claim settlement involves only equitable or other non-monetary relief, and shall have the right to settle any Third Party Claim involving monetary damages with our consent, which consent shall not be unreasonably withheld.

Members FINRA & SIPC

405 Lexington Ave. * New York, NY 10174 * tel (212) 895-3500 * (800) 724-0761 * fax (212) 895-3783 * www.maximgrp.com